UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 15, 2013

Cimetrix Incorporated
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-16454 (Commission File Number)	87-0439107 (IRS Employer Identification No.)

6979 South High Tech Drive Salt Lake City, Utah (Address of Principal Executive Offices)	84047-3757 (Zip Code)

Registrant’s telephone number, including area code:
(801) 256-6500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Cimetrix Incorporated (the “Company”) was held on Saturday, June 15, 2013.  The shareholders voted, either in person or by proxy on the following proposals, with the result of the shareholder vote as follows.

The following director was elected at the annual meeting
1.	to hold office until the 2016 annual meeting of shareholders, and the respective number of votes cast for and withheld are as follows:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Edward C. Grady	20,168,378	573,746	48,000	13,476,100

2.
The shareholders voted to ratify the appointment of HJ & Associates, LLC as the Company’s independent registered accountants for the year ending December 31, 2013 and the voting results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,520,982	1,883,488	861,754	-

3.
The shareholders approved the following resolution: “RESOLVED, that the shareholders of Cimetrix, Inc. hereby approve on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K to the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholder, including the Compensation Discussion and Analysis compensation tables and narrative discussion.” The voting results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,050,060	687,064	53,000	13,476,100

4.
The shareholders have selected, on an advisory basis, that Cimetrix, Inc. hold future advisory votes on compensation of Cimetrix’s named executive officers every three years, and the voting results are set forth below.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
891,797	1,048,726	18,804,301	45,300	13,476,100

All proposals were approved by the number of required votes on each matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cimetrix Incorporated

Dated:  June 20, 2013                                                                           By  /s/ Robert H. Reback
     Robert H. Reback
     President and Chief Executive Officer
     (Principal Executive Officer)